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                                                                   EXHIBIT 10.16

                            DESCRIPTION OF THE PLAN

GENERAL

     The 1989 Director Retirement Plan ("Plan") was unanimously approved by the disinterested (nonparticipating) members of the Board of Directors of Dresser on August 17, 1989 and unanimously amended by such disinterested directors on July 15, 1993. The Plan has not been submitted to or acted upon by the shareholders of Dresser.

     The principal purposes of the Plan are to provide current compensation in lieu of retirement benefits to those members of Dresser's Board of Directors who are not also employees of Dresser, to assist Dresser in attracting and retaining outside directors with experience and ability on a basis competitive with industry practices, and to associate more fully the interests of such directors with those of Dresser's shareholders.

     The shares of Common Stock granted and delivered under the Plan shall be treasury shares. The maximum number of shares to be issued under the Plan is 200,000.

     The number and kind of shares issuable under the Plan, or which may be awarded to any participant, shall be adjusted appropriately in the event of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares or other similar corporate changes.

ELIGIBILITY

     Directors of Dresser who are not employees of Dresser ("Eligible Directors") are eligible to receive awards. Directors of Dresser who are also employed by Dresser ("Employee Directors") are not eligible during the period of such employment to receive any awards under the Plan.

     Since the composition of Dresser's Board of Directors is subject to change, it is impossible to determine the total number of participants in the plan or the number of awards which may be granted. However, as of July 15, 1993, there were nine Directors eligible for participation.

ADMINISTRATION

     The Plan is administered by the Employee Directors. The Plan vests authority in the Employee Directors to administer and interpret the Plan. The costs and expenses of administering the Plan shall be borne by Dresser and not charged against any award or to any participant.

     The Employee Directors shall have authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration

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of the Plan and for the conduct of its business as the Employee Directors deem necessary or advisable. The Employee Directors' interpretations of the Plan, and all actions taken and determinations made by the Employee Directors pursuant to the powers vested in them hereunder, shall be by unanimous decision and shall be conclusive and binding on all parties concerned, including Dresser, its shareholders and any participant.

AWARDS

     Awards under the Plan shall consist of grants of validly issued, fully paid and nonassessable shares of Dresser Common Stock in each odd-numbered year commencing in 1989. The number of shares of Dresser Common Stock to be granted to a participant (the "Periodic Award") shall be determined by dividing (i) the number which is equal to 60% of the result of multiplying the annual rate of cash annual retainer payable by Dresser to such participant for such participant's services as a director on August 1 following the end of the period for which the award is made (which retainer amount was increased to $28,000 per year effective August 1, 1993), times the quotient of the greater of 12 or the number of months served by such director during the period divided by 12, by
(ii) the average of the high and low per share sale prices for Dresser Common Stock on the New York Stock Exchange on the last trading day of the week prior to the week in which the grant is to be made or the immediately preceding trading day, and rounding the quotient thereof to the nearest whole number. Awards shall be granted automatically in each odd-numbered year and the date of grant of each award will be the date of the regularly scheduled meeting of Dresser's Board of Directors next following August 1 of each such year. The first Periodic Award was for the twelve months ended August 1, 1989, and each subsequent Award shall be for the 24 months ended the immediately preceding August 1.

RIGHTS AS SHAREHOLDER

     A participant under the Plan shall have none of the rights of an owner of Common Stock in respect of shares to be awarded, unless and until certificates for such shares of Common Stock are issued to the participant.

     No employee of Dresser shall have any claim or right to be granted an award under the Plan.

ADDITIONAL PROVISIONS OF THE PLAN

     DEATH, DISABILITY OR RETIREMENT

     In the event of the death, disability or retirement of a participant prior to the granting of a Periodic Award in respect of the 24 month period in which such event occurred, an Award shall be granted in respect of such period to the retired participant or his or her estate in an amount proportionate to the participant's service during such period rounded to the nearest whole number of years. Such Award shall be determined by dividing (i) the number

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which is equal to 60% of the total cash annual retainer payable by Dresser to such participant for such participant's services as a director at the end of the period of such participant's service by (ii) the average of the high and low per share sale prices for Dresser Common Stock on the New York Stock Exchange on the last trading day of the week prior to the week in which the grant is to be made or the immediately preceding trading day, and rounding the quotient thereof to the nearest whole number. If any participant shall cease to be a director for any reason other than death, disability or retirement, his or her rights to any Award in respect of the 24 months during which such cessation occurred shall terminate.

     WITHHOLDING TAXES

     Dresser shall have the right to require the payment (through withholding from the participant's retainer or otherwise) of any withholding taxes required by federal, state, or local law in respect of any Periodic or other Award.

     ASSIGNMENT OR TRANSFER

     No rights to receive awards under the Plan shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

     FUNDING

     The Plan shall be unfunded. Dresser shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

     AMENDMENTS AND TERMINATIONS

     The Employee Directors may at any time terminate or amend the Plan in whole or in part (provided that the Plan shall not be amended more than once in any period of six months), but no such action shall adversely affect any rights or obligations with respect to any awards theretofore granted under the Plan. Notwithstanding the foregoing, Employee Directors shall not have the power to amend the Plan as to who is eligible for awards, the formula for calculating the number of shares granted, and the date of grants.

                               EMPLOYEE DIRECTORS

     The Plan is administered by the Employee Directors. The Employee Directors are not eligible to participate in the Plan.

     On July 15, 1993, the names and addresses of the Employee Directors were as follows:

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
         NAMES                                 ADDRESSES
         -----                                 ---------

    W. E. Bradford                      Dresser Industries, Inc.
                                        P. O. Box 718
                                        Dallas, Texas  75221

    John J. Murphy                      Dresser Industries, Inc.
                                        P. O. Box 718
                                        Dallas, Texas  75221

    B. D. St. John                      Dresser Industries, Inc.
                                        P. O. Box 718
                                        Dallas, Texas  75221

     Each Employee Director serves, as a Director, at the pleasure of the Shareholders of Dresser and, as an employee, at the pleasure of the Board of Directors.

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